Exhibit 10.137

THIRD AMENDMENT TO
FIFTH AMENDED AND RESTATED SERIES 2009-VFN INDENTURE SUPPLEMENT

This THIRD AMENDMENT TO FIFTH AMENDED AND RESTATED SERIES 2009-VFN INDENTURE SUPPLEMENT, dated as of April 25, 2023 (this “Amendment”), is made between World Financial Capital Master Note Trust, a Delaware statutory trust, as issuer (the “Issuer”), and U.S. Bank National Association (successor to Deutsche Bank Trust Company Americas), not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”) under the Master Indenture, dated as of September 29, 2008, as supplemented by Supplemental Indenture No. 1 to Master Indenture, dated as of August 17, 2012, Supplemental Indenture No. 2 to Master Indenture, dated as January 4, 2013, and Supplemental Indenture No. 3 to Master Indenture, dated as of September 1, 2017, each between the Issuer and the Indenture Trustee, and as further amended, restated or otherwise modified from time to time (the “Master Indenture”). Capitalized terms used and not otherwise defined in this Amendment are used as defined in the Master Indenture, as supplemented by that certain Fifth Amended and Restated Series 2009-VFN Indenture Supplement, dated as of November 1, 2016, between the Issuer and the Indenture Trustee (as amended, restated or otherwise modified from time to time, the “Indenture Supplement”).

Background

A.    The parties hereto have entered into the Master Indenture and the Indenture Supplement.

B.    The parties hereto wish to amend the Indenture Supplement as set forth in this Amendment.

C.    In accordance with Section 10.2 of the Master Indenture, all Holders of the outstanding Notes issued under the Indenture Supplement have consented to this Amendment.

Agreement

1.    Amendment of the Indenture Supplement.

(a)    Section 2.1 of the Indenture Supplement is hereby amended by modifying the definition of “Allocation Percentage” by (i) deleting the phrase “and Default Amounts” where it appears in clause (a)(i) thereof and (ii) replacing the phrase “Finance Charge Collections, Principal Collections or Default Amounts” where it appears in clause (b) thereof with the phrase “Finance Charge Collections or Principal Collections”.

(b)    Section 2.1 of the Indenture Supplement is hereby amended by amending and restating the definition of “Investor Default Amount” in its entirety to read as follows:

“Investor Default Amount” means, with respect to any Defaulted Account, an amount equal to the product of (a) the Default Amount and (b) the Investor Default Allocation Percentage for the Monthly Period in which such Account became a Defaulted Account.

Amendment to Series 2009 VFN Indenture Supplement

(c)    Section 2.1 of the Indenture Supplement is hereby amended by inserting the following definitions in appropriate alphabetical order:

“Investor Default Allocation Percentage” means, with respect to any Monthly Period, the percentage equivalent of a fraction:

(i)    the numerator of which shall be equal to the Weighted Average Collateral Amount for such Monthly Period; and

(ii)    the denominator of which shall be equal to the Weighted Average Allocation Percentage Denominator for such Monthly Period.

“Weighted Average Allocation Percentage Denominator” means, for any Monthly Period, the quotient of (a) the summation of the amount determined in accordance with paragraph (b) of the definition of “Allocation Percentage” set forth in this Section 2.1 (including the proviso thereto) as of each day in that Monthly Period, divided by (b) the number of days in that Monthly Period.

(d)    Section 2.1 of the Indenture Supplement is hereby amended as follows:

(i)    the definition of “Designated LIBOR Page” is deleted in its entirety;

(ii)    the definition of “Designated Maturity” is deleted in its entirety;

(iii)    the definition of “LIBOR” is deleted in its entirety;

(iv)    the definition of “LIBOR Determination Date” is deleted in its entirety;

(v)    the definition of “London Business Day” is deleted in its entirety; and

(vi)    the definition of “Reference Banks” is deleted in its entirety.

(e)    The first sentence of Section 5.2(e) of the Indenture Supplement is hereby amended by replacing the word “LIBOR” with “the Benchmark (as defined in the Class A Note Purchase Agreement)”.

(f)    Section 5.12 of the Indenture Supplement is hereby deleted in its entirety.

(g)    The following clause (h) shall be added to the end of Section 9.8 of the Indenture Supplement:

“(h)    Notwithstanding anything to the contrary set forth in this Indenture Supplement or in any other Transaction Document, if the Indenture Trustee is acting as successor Servicer pursuant to Section 5.5 of the Transfer and Servicing Agreement, it shall have no duty as successor Servicer or as Indenture Trustee to (i) monitor or determine whether a substitute index should or could be selected with respect to any Receivable, (ii) determine any substitute index with respect to any

Amendment to Series 2009 VFN Indenture Supplement

Receivable, or (iii) exercise any right related to the foregoing on behalf of the Trust, the Noteholders or any other Person.”

(h)    The following Section 9.12 shall be added to the Indenture Supplement:

“Section 9.12 Benchmark Determinations. The Indenture Trustee shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of any Benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date (each as defined in the Class A Note Purchase Agreement), (ii) to select, determine or designate any Benchmark Replacement (as defined in the Class A Note Purchase Agreement), or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment (as defined in the Class A Note Purchase Agreement) or other modifier to any replacement or successor index, or (iv) to determine whether or what conforming changes are necessary or advisable, if any, in connection with any of the foregoing. The Indenture Trustee shall not have any liability for any inability, failure or delay on its part to perform any of its duties set forth in this Indenture Supplement or any other Transaction Document as a result of the unavailability of any Benchmark and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture Supplement or any other Transaction Document and reasonably required for the performance of such duties.”

2.    Binding Effect; Ratification.

(a)    This Amendment shall become effective, as of the date first set forth above, when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

(b)    On and after the execution and delivery hereof, this Amendment shall be a part of the Indenture Supplement and each reference in the Indenture Supplement to “this Indenture Supplement” or “hereof”, “hereunder” or words of like import, and each reference in any other Transaction Document to the Indenture Supplement shall mean and be a reference to such Indenture Supplement as amended hereby.

(c)    Except as expressly amended hereby, the Indenture Supplement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

3.    Miscellaneous. a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

(b)    Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

Amendment to Series 2009 VFN Indenture Supplement

(c)    This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Counterparts of this Amendment may be delivered by facsimile or electronic transmission.

(d)    Neither the Indenture Trustee nor the Owner Trustee shall be responsible for the validity or sufficiency of this Amendment, nor for the recitals contained herein.

(e)    Each of the parties hereto acknowledges and agrees that this Amendment is being executed and delivered by BNY Mellon Trust of Delaware not individually but solely and exclusively in its capacity as Owner Trustee on behalf of the Issuer for the purpose and with the intention of binding Issuer. No obligations or liabilities hereunder shall run against BNY Mellon Trust of Delaware in its individual capacity or against its properties or assets. Under no circumstances shall BNY Mellon Trust of Delaware be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related documents.

[Signature Pages Follow]

Amendment to Series 2009 VFN Indenture Supplement

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WORLD FINANCIAL CAPITAL MASTER NOTE
TRUST, as Issuer

By: BNY Mellon Trust of Delaware, not in its
individual capacity, but solely as Owner Trustee

By: /s/ Dawn Plows
Name: Dawn Plows
Title: Agent

U.S. BANK NATIONAL ASSOCIATION, not in
its individual capacity, but solely as Indenture
Trustee

By: /s/ Mark Esposito
Name: Mark Esposito
Title: Vice President

Acknowledged and Agreed:

WORLD FINANCIAL CAPITAL CREDIT COMPANY, LLC
as sole Class M Noteholder, Class B Noteholder and Class C Noteholder

By: /s/ Michael Blackham
Name: Michael Blackham
Title: Treasurer

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